SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of April 27, 2018 by and among CrowdOut Capital, LLC, a Texas limited liability company (“Lender” and referred to herein as the “Junior Creditor” in its capacity as the payee under the Junior Note, as such term is defined below, and as the “Senior Creditor” in its capacity as the payee under the Senior Note, as such term is defined below), and Sunworks Inc., a Delaware corporation (the “Borrower”).

R E C I T A L S

A. Borrower and Lender have entered into a Loan Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) and a Security Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Security Agreement”) pursuant to which, among other things, Lender has agreed, subject to the terms and conditions set forth in the Loan Agreement and the Security Agreement, to make certain loans and financial accommodations to Borrower.

B. Pursuant to the Loan Agreement, Borrower shall deliver (a) to Senior Creditor that certain Promissory Note in the amount of Three Million Dollars ($3,000,000.00) (as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Note”) and (b) to Junior Creditor that certain Promissory Note in the amount of Seven Hundred Fifty Thousand Dollars ($750,000.00) (as the same may be amended, supplemented or otherwise modified from time to time, the “Junior Note”).

C. As an inducement to and as one of the conditions precedent to the agreement of Senior Creditor to consummate the transactions contemplated by the Loan Agreement and the Security Agreement, Senior Creditor has required the execution and delivery of this Agreement by Junior Creditor and Borrower.

NOW, THEREFORE, in order to induce Senior Creditor to consummate the transactions contemplated by the Loan and Security Agreements, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Loan Agreement. In addition, the following terms shall have the following meanings in this Agreement:

Blockage Period shall have the meaning set forth in Section 2.3(a)(i) hereto.

Covenant Default shall mean any “Event of Default” described in Section 7.1 of the Loan Agreement, other than a Senior Payment Default, or any condition or event that, after notice or lapse of time or both, would constitute such an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period set forth therein.

Enforcement Action shall mean (a) to demand, sue for, take or receive from or on behalf of Borrower or any guarantor of the Junior Debt, by setoff or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by Borrower or any such guarantor with respect to the Junior Debt, (b) to initiate or participate with others in any suit, action or proceeding against Borrower or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Junior Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Junior Debt Documents or applicable law with respect to the Junior Debt, (c) to accelerate any Junior Debt, or (d) to exercise any put option or to cause Borrower or any such guarantor to honor any redemption or mandatory prepayment obligation under any Junior Debt Document.

Junior Debt shall mean all of the obligations of Borrower to Junior Creditor evidenced by the Junior Note and all other amounts now or hereafter owed by Borrower to Junior Creditor under any of the Junior Debt Documents.

Junior Debt Documents shall mean the Junior Note and all other documents and instruments evidencing or pertaining to all or any portion of the Junior Debt.

Junior Default shall mean a default in the payment of the Junior Debt or in the performance of any term, covenant or condition contained in the Junior Debt Documents or any other occurrence resulting in the maturity of the Junior Debt prior to Payment in Full of the Senior Debt, or permitting Junior Creditor to accelerate the payment of, put or cause the redemption of all or any portion of the Junior Debt.

Junior Default Notice shall mean a written notice from Junior Creditor or Borrower to Senior Creditor pursuant to which Senior Creditor is notified of the occurrence of a Junior Default, which notice incorporates a reasonably detailed description of such Junior Default.

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Payment in Full or Paid in Full shall mean the indefeasible payment in full in cash of the Senior Debt in accordance with the Loan Agreement and the Senior Note.

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

Senior Debt shall mean the “Obligations,” as such term is defined in the Loan Agreement, with respect to the Loan Agreement and all amounts pursuant to the Loan Agreement, together with (a) all complete or partial refinancings of the Obligations, (b) any amendments, modifications, renewals or extensions thereof and (c) any interest and fees accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest or fees are an allowed claim in such Proceeding.

Senior Debt Documents shall mean the Loan Agreement and all other documents and instruments evidencing or pertaining to all or any portion of the Senior Debt.

Senior Default shall mean any Senior Payment Default or Covenant Default.

Senior Default Notice shall mean a written notice from Senior Creditor to Junior Creditor pursuant to which Junior Creditor is notified of the occurrence of a Senior Default, which notice incorporates a reasonably detailed description of such Senior Default.

Senior Payment Default shall mean any “Event of Default” described in Section 7.1 of the Loan Agreement, including, without limitation, any default in payment of Senior Debt after acceleration thereof.

2. Subordination.

2.1. Subordination of Junior Debt to Senior Debt. Borrower covenants and agrees, and Junior Creditor by its acceptance of the Junior Note (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that (a) the payment of any and all of the Junior Debt shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of the Senior Debt and (b) any amounts of Exit Fees (as such term is defined in the Loan Agreement) or similar fees payable by Borrower pursuant to the Loan Agreement shall be payable for the benefit of the Senior Creditor only and not the Junior Creditor. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

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2.2. Proceedings. In the event of any Proceeding involving Borrower, (a) all Senior Debt first shall be Paid in Full before any payment of or with respect to the Junior Debt shall be made; (b) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt, shall be paid or delivered directly to Senior Creditor (to be held and/or applied in accordance with the terms of the Loan Agreement) until all Senior Debt is Paid in Full, and Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and Junior Creditor also irrevocably authorizes, empowers and directs Senior Creditor to demand, sue for, collect and receive every such payment or distribution; (c) Junior Creditor agrees to execute and deliver to Senior Creditor or its representative all such further instruments confirming the authorization referred to in the foregoing clause (b); (d) Junior Creditor agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Senior Debt or any liens and security interests securing the Senior Debt, (e) Junior Creditor agrees not to object to any use of cash collateral by Borrower under Section 363 of the Bankruptcy Code permitted by Senior Creditor or any borrowing by Borrower from Senior Creditor, or to any grant of a lien or security interest by any Person in favor of Senior Creditor (or any agent therefore), under Section 364 of the Bankruptcy Code; and (f) Junior Creditor agrees to execute, verify, deliver and file any proofs of claim in respect of the Junior Debt requested by Senior Creditor in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Senior Creditor its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of Junior Creditor promptly to do so (and, in any event, prior to 15 days before the expiration of the time to file any such proof) and (ii) vote such claim in any such Proceeding upon the failure of Junior Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; provided Senior Creditor shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Senior Creditor votes any claim in accordance with the authority granted hereby, Junior Creditor shall not be entitled to change or withdraw such vote. Junior Creditor agrees that it will consent and not otherwise object to a sale or other disposition of any assets securing the Senior Debt (or any portion thereof) free and clear of Liens, claims and other interests under the Bankruptcy Code, including Sections 363, 365 and 1129, if Senior Creditor has consented to such sale or other disposition. At the written request of Senior Creditor, Junior Creditor will object to any such sale. Junior Creditor waives any claims it may now or hereafter have arising out of the Senior Creditor’s election of the application of Section 1111(b)(2) of the Bankruptcy Code. Junior Creditor agrees not to (i) initiate or prosecute or join with any other Person to initiate or prosecute any claim, action or other proceeding opposing a motion by Senior Creditor to lift the automatic stay, or (ii) propose or vote (to the extent such vote is required to satisfy Section 1129(a)(10) of the Bankruptcy Code) in favor of any chapter 11 plan that seeks confirmation under Section 1129(b)(2)(A) of the Bankruptcy Code with respect to Senior Debt. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditor and Junior Creditor even if all or part of the Senior Debt or the liens and security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such Proceeding and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

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2.3. Payment Upon Senior Default. (a) Borrower may not make, and Junior Creditor may not receive, any payment with respect to the Junior Debt Documents; provided, (x) that subject to the limitations set forth in this Section 2.3, Borrower may make and Junior Creditor may retain scheduled payments of interest with respect to the Junior Debt (“Permitted Payments”) and (y) Borrower may make, and Junior Creditor may retain, payments on the Junior Debt permitted by the second sentence of subsection 2.4. Notwithstanding the foregoing, Borrower may not make and Junior Creditor may not receive any Permitted Payments or any other amount due with respect to the Junior Debt if, at the time of such payment:

(i) A Senior Payment Default exists and such Senior Payment Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents; or

(ii) Subject to the last sentence of this subsection 2.3, (x) Borrower and Junior Creditor shall have received a Senior Default Notice from Senior Creditor stating that a Covenant Default exists or would be created by the making of such payment, and (y) each such Covenant Default shall not have been cured or waived in accordance with the terms of the Senior Debt Documents (the period during which either of such conditions described in Section 2.3(i) or (ii) exist being referred to as a “Blockage Period”).

(b) Subject to the last sentence of this subsection 2.3, Borrower may resume payments of Permitted Payments (and may make any payments of Permitted Payments missed due to the existence of a Blockage Period) in respect of the Junior Debt or any judgment with respect thereto upon the expiration of the Blockage Period, whether by cure or waiver of the applicable Senior Payment Default or Covenant Default.

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(c) Notwithstanding any provision of this subsection 2.3 to the contrary:

(i) No Covenant Default existing on the date any Senior Default Notice is given pursuant to clause (a)(ii)(x) of this subsection 2.3 shall, unless the same shall have ceased to exist for a period of at least 30 consecutive days, be used as a basis for any subsequent such notice; and

(ii) The failure of Borrower to make any payment with respect to the Junior Debt by reason of the operation of this subsection 2.3 shall not be construed as preventing the occurrence of a Junior Default under the applicable Junior Debt Documents.

The provisions of this subsection 2.3 shall not apply to any payment with respect to which subsection 2.2 would be applicable.

2.4. Payments Otherwise Permitted. Nothing contained in this Section 2 or elsewhere in this Agreement or in the Junior Debt Documents shall prevent Borrower at any time, except during the pendency of any Proceeding referred to in subsection 2.2 or under the conditions referred to in subsection 2.3, from making Permitted Payments with respect to the Junior Debt. Notwithstanding anything to the contrary herein, except during the pendency of any Proceeding referred to in subsection 2.2 or unless a Senior Default is then in effect and has not been cured or waived by Senior Creditor, Borrower may repay the Junior Debt as provided in Section 2.6 of the Loan Agreement.

2.5. Restriction on Action by Junior Creditor.

(a) Until the Senior Debt is Paid in Full, Junior Creditor shall not, without the prior written consent of Senior Creditor, take any Enforcement Action with respect to the Junior Debt.

Notwithstanding anything herein to the contrary, on or after (but not before) the filing of a Proceeding with respect to the Borrower, Junior Creditor may (a) accelerate the Junior Debt and (b) file proofs of claim against the Borrower; provided that any distributions or other proceeds of any Enforcement Action obtained by Junior Creditor shall be held in trust by it for the benefit of Senior Creditor and be paid or delivered to Senior Creditor in the form received until all Senior Debt is indefeasibly Paid in Full.

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(b) Until the Senior Debt is Paid in Full and notwithstanding anything contained in the Junior Debt Documents, the Loan Agreement or any of the other Senior Debt Documents to the contrary, Junior Creditor shall not, without the prior written consent of Senior Creditor, agree to any amendment, modification or supplement to the Junior Debt Documents, including, without limitation, any amendment, modification or supplement the effect of which is to (i) increase the maximum principal amount of the Junior Debt, the amount of any fee payable with respect to the Junior Debt or rate of interest on any of the Junior Debt, (ii) change the dates upon which payments of principal or interest on the Junior Debt are due, (iii) change or add any event of default or any covenant with respect to the Junior Debt, (iv) change any redemption or prepayment provisions of the Junior Debt, (v) alter the subordination provisions with respect to the Junior Debt, including, without limitation, subordinating the Junior Debt to any other debt, (vi) change the maturity date of any of the Junior Debt or otherwise to alter the repayment terms of the Junior Debt, or (vii) change or amend any other term of the Junior Debt Documents if such change or amendment would result in an Event of Default under the Loan Agreement, increase the obligations of Borrower or any guarantor of the Junior Debt or confer additional material rights on Junior Creditor or any other holder of the Junior Debt in a manner adverse to Borrower, any such guarantor or Senior Creditor.

2.6. Incorrect Payments. If any payment or distribution on account of the Junior Debt not permitted to be made by Borrower or received by Junior Creditor under this Agreement is received by Junior Creditor before all Senior Debt is Paid in Full, such payment or distribution shall not be commingled with any asset of Junior Creditor, shall be held in trust by Junior Creditor for the benefit of Senior Creditor and shall be promptly paid over to Senior Creditor, or its designated representative, for application (in accordance with the Loan Agreement) to the payment of the Senior Debt then remaining unpaid, until all of the Senior Debt is Paid in Full.

2.7. Sale and Transfer. Junior Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Junior Debt or any Junior Debt Document (a) without giving prior written notice of such action to Senior Creditor and (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Senior Creditor an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of Senior Creditor arising under this Agreement. Notwithstanding the failure to execute or deliver any such agreement, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of Junior Creditor, as provided in Section 14 below.

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2.8. Legends. Until the Senior Debt is Paid in Full, the Junior Note and any other Junior Debt Document at all times shall contain in a conspicuous manner the following legend:

“This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated as of April 27, 2018, by and among Sunworks Inc., a Delaware corporation (“Borrower”), and CrowdOut Capital, LLC, a Texas limited liability company (“CrowdOut”), to the indebtedness (including interest) owed by Borrower pursuant to that certain Loan Agreement dated as of April 27, 2018 between Borrower and CrowdOut, as such Loan Agreement has been and hereafter may be amended, supplemented or otherwise modified from time to time; and each holder of this instrument, by its acceptance hereof, shall be bound by the provisions of the Subordination Agreement.”

3. Modifications to Senior Debt. Senior Creditor may at any time and from time to time without the consent of or notice to Junior Creditor, without incurring liability to Junior Creditor and without impairing or releasing the obligations of Junior Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt.

4. Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of Junior Creditor, Borrower and Senior Creditor arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Loan Agreement, any of the other Senior Debt Documents or any of the Junior Debt Documents; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Junior Debt or any of the instruments or documents referred to in clause (a) above. The Junior Creditor and each other holder of Junior Debt hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

5. No Contest by Junior Creditor; No Security for Junior Debt. Junior Creditor agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Debt, the Senior Debt Documents, or the liens and security interests of Senior Creditor in the Collateral securing the Senior Debt. Junior Creditor shall not accept any security for the Junior Debt at any time. In the event that Junior Creditor at any time obtains any lien on or security interest in the assets of Borrower or any guarantor of the Senior Debt, Junior Creditor hereby authorizes Senior Creditor to file terminations of any Uniform Commercial Code financing statements with respect thereto and shall deliver such other releases as Senior Creditor shall require to evidence the release of such liens and security interests.

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6. Representations and Warranties. Junior Creditor hereby represents and warrants, severally as to itself and not jointly, to Senior Creditor as follows as of the date hereof:

6.1. Existence and Power. Junior Creditor is a duly organized limited liability company, validly existing and in good standing under the laws of the State of Texas.

6.2. Authority. Junior Creditor has the power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents.

6.3. Binding Agreements. This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Junior Creditor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

6.4. Conflicting Agreements; Litigation. No provisions of any mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on Junior Creditor conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by Junior Creditor. The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any lien or security interest in the property of Junior Creditor pursuant to the terms of any such mortgage, indenture, contract or agreement. No pending or, to the best of Junior Creditor’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the terms of this Agreement by Junior Creditor.

6.5. No Divestiture. The Junior Creditor is the sole owner, beneficially and of record, of the Junior Note and the Junior Debt.

6.6. Default under Junior Note. To its knowledge, no Junior Default exists under or with respect to the Junior Note or any of the other Junior Debt Documents.

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7. Junior Default Notice. Junior Creditor (after it obtains knowledge of a Junior Default) and Borrower each shall provide Senior Creditor with a Junior Default Notice upon the occurrence of each Junior Default, and Junior Creditor shall notify Senior Creditor in the event such Junior Default is cured or waived.

8. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Senior Creditor hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Loan Agreement or the other Senior Debt Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Senior Creditor, from time to time, concurrently or independently and as often and in such order as Senior Creditor may deem expedient. Any failure or delay on the part of Senior Creditor in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Senior Creditor thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Senior Creditor hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

9. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by Junior Creditor therefrom, shall not be effective in any event unless the same is in writing and signed by Senior Creditor, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Junior Creditor in any event not specifically required of Senior Creditor hereunder shall not entitle Junior Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

10. Additional Documents and Actions. Junior Creditor at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things as Senior Creditor reasonably may request that may be necessary in order to effect fully the purposes of this Agreement.

11. Independent Credit Investigations. None of Senior Creditor nor its directors, members, managers, officers, agents or employees shall be responsible to Junior Creditor for Borrower’s solvency, financial condition or ability to repay the Junior Debt or for statements of Borrower or any other obligor, oral or written, or for the validity, sufficiency or enforceability of the Senior Debt, the Senior Debt Documents or any liens or security interests granted by Borrower or any other obligor to Senior Creditor in connection therewith. Junior Creditor has entered into its financing arrangements with Borrower based on its own independent investigation and does not rely upon any representation of Senior Creditor with respect to matters identified or referred to in this section. If Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any information of the type described herein to Junior Creditor, Senior Creditor shall be under no obligation to subsequently update any such information or to provide any such information to Junior Creditor on any subsequent occasion.

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None of Junior Creditor nor its directors, members, managers, officers, agents or employees shall be responsible to Senior Creditor for Borrower’s solvency, financial condition or ability to repay the Senior Debt or for statements of Borrower or any other obligor, oral or written, or for the validity, sufficiency or enforceability of the Junior Debt or the Junior Debt Documents. Senior Creditor has entered into its financing arrangements with Borrower based on its own independent investigation and does not rely upon any representation of Junior Creditor with respect to matters identified or referred to in this section. If Junior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any information of the type described herein to Senior Creditor, Junior Creditor shall be under no obligation to subsequently update any such information or to provide any such information to Senior Creditor on any subsequent occasion.

12. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; or (b) if delivered by overnight courier, one Business Day after delivery to such courier properly addressed; or (c) if by United States mail, four (4) Business Days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

(a)	If to Junior Creditor:

CrowdOut Capital, LLC
Attn: Adam Weber, Vice-President
1010 Land Creek Cove, Suite 150
Austin, Texas 78746

With a copy to:

Ewing & Jones, PLLC
Attn: Randolph Ewing
6363 Woodway, Suite 1000
Houston, Texas 77057

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(b)	If to Senior Creditor:

CrowdOut Capital, LLC
Attn: Brian Gilmore, President
1010 Land Creek Cove, Suite 150
Austin, Texas 78746

With a copy to:

Ewing & Jones, PLLC
Attn: Randolph Ewing
6363 Woodway, Suite 1000
Houston, Texas 77057

(c)	If to Borrower:

Sunworks Inc.
Attn: Chief Financial Officer
1030 Winding Creek Road, Suite 100
Roseville, CA 95678

With a copy to:

Sichenzia Ross Ference Kesner LLP
Attn: Gregory Sichenzia
1185 Avenue of the Americas, 37th Floor
New York, NY 10036

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 12. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

13. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

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14. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Senior Creditor and shall be binding upon the successors and assigns of Junior Creditor and Borrower.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

16. Defines Rights of Creditors. The provisions of this Agreement are solely for the purpose of defining the relative rights of Junior Creditor and Senior Creditor and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, Borrower.

17. Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Junior Debt Documents, the provisions of this Agreement shall control and govern.

18. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

19. Termination. This Agreement shall terminate upon the indefeasible Payment in Full of the Senior Debt.

20. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Texas, without regard to conflicts of law principles.

21. CONSENT TO JURISDICTION. EACH OF JUNIOR CREDITOR AND BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN TRAVIS COUNTY, TEXAS AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR CREDITOR’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE JUNIOR DEBT DOCUMENTS OR THE SENIOR DEBT DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH OF JUNIOR CREDITOR AND BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF JUNIOR CREDITOR AND BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO JUNIOR CREDITOR AND BORROWER AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

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22. WAIVER OF JURY TRIAL. JUNIOR CREDITOR, BORROWER AND SENIOR CREDITOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE JUNIOR DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF JUNIOR CREDITOR, BORROWER AND SENIOR CREDITOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF JUNIOR CREDITOR, BORROWER AND SENIOR CREDITOR WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

23. Subrogation. Subject to the Payment in Full of the Senior Debt, the Junior Creditor shall be subrogated to the rights of Senior Creditor to receive payments and distributions with respect to the Senior Debt until the Junior Debt is paid in full. Junior Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any payment or distribution received by Junior Creditor with respect to the Junior Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Junior Creditor in trust as property of the holders of the Senior Debt and such Junior Creditor shall forthwith deliver the same to Senior Creditor for application to the Senior Debt until the Senior Debt is paid in full. A payment or distribution made pursuant to this Agreement to Senior Creditor which otherwise would have been made to a Junior Creditor is not, as between the Borrower and such Junior Creditor, a payment by the Borrower to or on account of the Junior Debt.

24. Drafting. Each of the parties hereto acknowledges that each party was actively involved in the negotiation and drafting of this Agreement and that no law or rule of construction shall be raised or used in which the provisions of this Agreement shall be construed in favor or against any party hereto because one is deemed to be the author thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed as of the date first above written.

BORROWER:

Sunworks Inc.,
a Delaware corporation

By:	/s/ Paul McDonnel
Paul McDonnel, Chief Financial Officer

SENIOR CREDITOR:

CrowdOut Capital, LLC,
a Texas limited liability company

By:	/s/ Brian Gilmore
Brian Gilmore, President

JUNIOR CREDITOR:

CrowdOut Capital, LLC,
a Texas limited liability company

By:	/s/ Adam Weber
Adam Weber, Vice-President

Signature Page

Subordination Agreement